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                                                                    Exhibit 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 21, 1997 (except with respect to the matter discussed in Note 1, as to which the date is March 26, 1997) included in this Form 10-K into the Company's previously filed Registration Statements File No's 33-3896, 33-3898, 33-3900 and 33-3902.



                                                             ARTHUR ANDERSEN LLP


Boston, Massachusetts,
March 27, 1997